Exhibit 99

FOR IMMEDIATE RELEASE

 Investor Contact: Dale S. Lam
Chief Financial Officer
(540) 896-0457

Media Contact: Ray Atkinson
Communication Coordinator
(540) 896-0406

WLR FOODS REPORTS MERGER SCHEDULE

Broadway, Virginia, October 16, 2000 – WLR Foods, Inc. (Nasdaq: WLRF) today announced that due to the schedule of the Securities and Exchange Commission (SEC) in conducting a limited review of the Company’s preliminary proxy statement, filed October 5, 2000, the proposed merger with Pilgrim’s Pride Corporation is now expected to be completed during January 2001. The delay is necessary to provide sufficient time between the mailing of the proxy statement to shareholders, once authorized by the SEC, and the date of the special meeting of WLR Foods, Inc.’s shareholders which will be held to approve the merger.

WLR Foods is a fully integrated provider of high quality, value-added turkey and chicken products primarily under the Wampler Foods (R) brand. It is nationally ranked as the seventh largest poultry food processor by sales volume and is an international leader in poultry exports. WLR Foods has processing operations in Virginia, North Carolina, West Virginia, and Pennsylvania.

Certain statements in this news release regarding future expectations and financial performance, other than historical information, may be regarded as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. For example, no assurance is or can be given that the merger described above will be consummated. Readers of this report are cautioned not to place undue reliance on the forward-looking statements in this report. The foregoing release is not intended to solicit proxies in connection with the proposed merger and shall not be deemed to be a proxy statement. WLR Foods will separately solicit proxies by means of a proxy statement that will be distributed to its shareholders.